EXHIBIT 99.1

XELR8 HOLDINGS RAISES $2 MILLION VIA PRIVATE PLACEMENT
SALE OF COMMON STOCK AND WARRANTS

Proceeds to Fund Working Capital and Growth Initiatives

DENVER, Colo. — (PR NEWSWIRE) — May 8, 2007 — XELR8 Holdings, Inc. (AMEX:BZI), a provider of functional foods, beverages and nutritional supplements, today announced that it has raised $2 million in gross proceeds related to an equity private placement of common stock and warrants.  Subject to the approval of the American Stock Exchange, the Company will issue one million restricted common shares and one million common stock purchase warrants to certain institutional investors and accredited investors. The complete terms and conditions of the transaction will be detailed in an amended Form 8K filed with the U.S. Securities & Exchange Commission.

The proceeds from the private placement will be used to fund XELR8’s working capital needs and growth initiatives, including supporting the expansion of its national direct selling network.

This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.  The common stock was sold only to accredited investors pursuant to the exemption provided by Regulation D promulgated under the Securities Act of 1933.  The shares of common stock and shares of common stock underlying the warrants have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and they may not be offered or sold in the United States in the absence of an effective registration statement or an applicable exemption from registration requirements.  The Company has agreed to file a registration statement with the SEC covering resale of the shares sold in the private placement.

About XELR8 Holdings, Inc.

XELR8 Holdings, Inc. is a provider of nutritional foods and beverages designed to help enhance physical health and overall performance.  XELR8 has developed a comprehensive line of nutritional supplements and functional foods designed in systems that are easy to take, simple to understand, and conveniently fit within a lifestyle. These include the Company’s Eat/Drink/Snack System; Peak Performance System; and its newest market entry, Bazi™, a powerful, concentrated, antioxidant nutritional drink packed with eight different superfruits and berries, including the Chinese jujube plus 12 vitamins and 68 minerals, providing all the daily vitamin and minerals you need in a single, convenient, one-ounce shot.

XELR8’s commitment to quality, science and research has earned the Company a loyal following of over 350 world-class athletes and an elite list of endorsers, such as five-time Cy Young Award Winner Randy Johnson; Super Bowl Champions Mike Alstott, Lawyer Milloy and Head Coach Mike Shanahan; professional football superstar Cadillac Williams; Olympians Briana Scurry and Caroline Lalive; Stanley Cup Winner Blake Sloan; and PGA Tour Professional Tom Pernice, Jr.  XELR8 products are only available through independent distributors located throughout the nation.  For more information about XELR8, please visit www.xelr8.com or www.drinkbazi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including prospects for XELR8’s distribution network. Actual results may differ from those discussed in such forward-looking statements. These forward-looking statements include risks and uncertainties that include the Company’s ability to attract and retain distributors; changes in demand for the Company’s products; changes in the level of operating expenses; changes in general economic conditions that impact consumer behavior and spending; product supply; the availability, amount, and cost of capital for the Company; and the Company’s use of such capital. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2006 and all subsequent filings. Certain statements in this release regarding the Company’s agreements are in accordance with the guidelines established by the Federal Trade Commission for endorsements in advertising.

Company Contacts:	XELR8 Holdings, Inc.	Elite Financial Communications Group, LLC
	John Pougnet, CEO/CFO	Dodi Handy, President and CEO
	(303) 316-8577	(407) 585-1080
	CEO@xelr8.com	bzi@efcg.net